Exhibit 24.2
POWER OF ATTORNEY
     Reference is hereby made to the registration by Total Capital (“Total Capital”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of debt securities guaranteed by TOTAL S.A. to be issued, from time to time, by Total Capital (the “Securities”). Such Securities will be registered on a registration statement on Form F-3, as amended (the “Registration Statement”), and filed with the U.S. Securities and Exchange Commission (the “SEC”).
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints any person listed below or Jérôme Schmitt, Treasurer of TOTAL S.A., as his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign the Registration Statement, any and all amendments thereto (including post-effective amendments), and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority, with the power of substitution, to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
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Date: July 29, 2010	By:	/s/ Jérôme Schmitt
Jérôme Schmitt
Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

Date: July 29, 2010	By:	/s/ Dominique Bonnet
Dominique Bonnet
Chief Accounting Officer (Principal Financial and Accounting Officer), Director

Date: August 2, 2010	By:	/s/ Noubi Ben Hamida
Noubi Ben Hamida
Director

Date: July 29, 2010	By:	/s/ Marie-Sophie Wolkenstein
Marie-Sophie Wolkenstein
Director

Date: July 30, 2010	By:	/s/ Patrick de La Chevardière
Patrick de La Chevardière
Director

Date: July 29, 2010	By:	/s/ Robert O. Hammond
Robert O. Hammond
Authorized Representative in the United States

[Signature page of Power of Attorney]